LEASE AMENDMENT II

THIS LEASE AMENDMENT (the "Amendment") is made as of the 25th day of February, 2003 by and between SMALLWOD VILLAGE ASSOCIATES ("Landlord") and INTERSTATE GENERAL COMPANY LP ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease for certain space in Smallwood Village Center, St. Charles, Maryland dated October 24, 2000 (the "Lease"); and

WHEREAS, Lease was amended by Lease Amendment I dated July 24, 2002; and

WHEREAS, Tenant requests to amend the Lease to reduce the leased area from 2,123 sq. ft. to 1,661 sq. ft.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Landlord hereby amends Tenant's leased square footage from 2,123 to a leased area of 1,661. Minimum rent will be adjusted from $1,325.79 per month to $1,171.79 per month, effective March 1, 2003.

2.	Except as specifically modified by this Amendment, the terms and provisions of the Lease will continue in full force and effect, including but not limited to Paragraph 6e.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment, or caused this Amendment to be executed by their duly authorized representative:

Witness: /s/ Pamela R. Polley	By: /s/ J. Michael Wilson Smallwood Village Associates Interstate Business Corporation its General Partner

Witness: /s/ Wendy L. Getgen	By: /s/ Paul Dillon Interstate General Company LP

State of Maryland S.S. County of Calvert

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date, J. Michael Wilson, personally well known (or satisfactorily proven) to me to be the President of Interstate Business Corporation, a Delaware corporation, who being by me first duly sworn, did acknowledge that he, as the duly authorized officer of said Corporation, executed the foregoing and annexed instrument, in the name and on behalf of the Corporation, as its free act and deed for the uses and purposes contained herein.

WITNESS my hand and official seal this 26th day of February, 2003.

/s/ Elizabeth K. Clayton Notary Public	My Commission expires: 11/1/06

State of Maryland S.S. County of Charles

Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date, Paul Dillon, personally well known (or satisfactorily proven) to me to be the Vice President of Interstate General Company LP, a Delaware limited partnership, who being by me first duly sworn, did acknowledge that he, as the duly authorized officer of said limited partnership, executed the foregoing and annexed instrument, in the name and on behalf of the limited partnership, as its free act and deed for the uses and purposes contained herein.

WITNESS my hand and official seal this 25th day of February, 2003.

/s/ Mary L. Sanders Notary Public	My Commission expires: 1/1/05